Exhibit 23.1

               Consent of Independent Certified Public Accountants


We consent to the use in this Annual Report on Form 10-KSB of Kaire Holdings, Inc., of our report dated March 30, 2003, relating to the financial statements of Kaire Holdings, Inc., and subsidiaries for the years ended December 31, 2002 and 2001 which appear in such Annual Report. We also consent to the reference to us under the heading "Experts" in such Annual Report.




//s//  Pohl, McNabola, Berg & Co., LLP

Pohl, McNabola, Berg & Co., LLP
San Francisco, CA

                                 APRIL 14, 2003


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